UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019

Plastic2Oil, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

20 Iroquois Street Niagara Falls, NY	14303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 278-0015

NA

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2019, Plastic2Oil, Inc., a Nevada corporation (the “Company”), entered into an agreement (“Agreement”) with Nulixo, Inc. (the “Buyer”), whereby the Buyer agreed to appoint the Company as the exclusive supplier for plastic to oil processors for a period of twenty (20) years. Specifically, the Buyer agrees to purchase at least eight (8) processors over a period of three (3) years, and at least one (1) to be ordered upon the effectiveness of the Agreement. Pursuant to the first purchase order, for which the company is awaiting initial funding of the purchase order, the Buyer ordered two (2) processors for Six Million Dollars ($6,000,000) with an initial payment of Three Million Dollars ($3,000,000). Any subsequent processor purchased shall be at a fixed rate of ($3,000,000). In addition, the Company has further agreed to provide monitoring and servicing services for a fee to be determined on a case by case basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plastic2Oil, Inc.

Dated: October 8, 2019	By:	/s/ Richard Heddle
Richard Heddle
President, Chief Executive Officer, and Director